SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 30, 2007
                                                         -----------------

                            BellaVista Capital, Inc.
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             (Exact name of registrant as specified in its charter)


          Maryland                    0-30507                     94-3324992
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(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)


      420 Florence Street, Suite 200, Palo Alto, CA          94301
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        (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (650) 328-3060
                                                           --------------


                                       N/A
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          (Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2007, the registrant entered into a Separation Agreement with Eric Hanke, the registrant's Chief Investment Officer, terminating his employment with the registrant effective as of that date and setting forth the terms of his termination. The agreement provides for payment of Mr. Hanke's salary for a period of six months following termination, and constitutes a settlement of all obligations due Mr. Hanke by the registrant and a release of all claims by Mr. Hanke against the registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007,  the registrant  entered into a Separation  Agreement with
Eric  Hanke,  the  registrant's  Chief  Investment   Officer,   terminating  his
employment with the registrant effective as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   December 3, 2007               BellaVista Capital, Inc.



                                        By:   /s/ MICHAEL RIDER
                                              --------------------------------
                                              Michael Rider, President